Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235896

PROSPECTUS SUPPLEMENT
(to the Prospectus dated January 23, 2020)

Up to $15,000,000 of Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of common stock, par value $0.0001 per share (the “Common Stock”), of Phunware, Inc. (the “Company”) having an aggregate offering price of up to $15,000,000 through Ascendiant Capital Markets, LLC (“Ascendiant”) as sales agent pursuant to the terms of an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) between us and Ascendiant. Sales of our Common Stock, if any, may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market (“NASDAQ”) or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or in negotiated transactions. In the event that any sales are made pursuant to the Sales Agreement which are not made directly on NASDAQ or on any other existing trading market for our Common Stock at market prices at the time of sale, including, without limitation, any sales to Ascendiant acting as principal or sales in negotiated transactions, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B of the Securities Act, as applicable, within the time required by Rule 424 of the Securities Act.

Our Common Stock is listed on NASDAQ under the symbol “PHUN.” The last reported sales price of our Common Stock on NASDAQ on August 14, 2020 was $1.36 per share. The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $44,457,382, which was calculated based on 36,144,213 shares of our Common Stock outstanding held by non-affiliates and at a price of $1.23 per share, which was the closing price of our common stock on June 30, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Ascendiant will receive a commission of 3.0% of the gross sales price per share for any shares sold through it as our sales agent under the Sales Agreement. We have also agreed to reimburse certain expenses of Ascendiant in connection with the Sales Agreement as further described in the Plan of Distribution section. Subject to the terms and conditions of the Sales Agreement, Ascendiant will use its commercially reasonable efforts to sell on our behalf any shares of Common Stock to be offered by us under the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock with an aggregate offering price of $15,000,000 subject to the Sales Agreement, (2) August 14, 2021, and (3) the termination of the Sales Agreement, pursuant to its other terms, by either Ascendiant or us.

We are an "emerging growth company," as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves a high degree of risk. See the section entitled “Supplemental Risk Factors” beginning on page S-7 of this prospectus supplement, as well as those in the other documents that are incorporated by reference into this prospectus supplement. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 17, 2020.

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $15,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor Ascendiant have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and Ascendiant does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Supplemental Risk Factors” and “Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement the documents set forth below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, as amended by the Form 10-K/A filed with the SEC on April 29, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 15, 2020 and August 14, 2020, respectively; and
●	Our Current Reports on Form 8-K as filed with the SEC on March 23, 2020, April 1, 2020, April 16, 2020, April 17, 2020, May 15, 2020, May 22, 2020, June 4, 2020, July 16, 2020 and August 14, 2020.
●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
(512) 394-6837

You should rely only on the information contained in, or incorporated by reference into, the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein include forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for our company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of Phunware, Inc. common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in the Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file with the SEC. There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. It may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the accompanying prospectus or in other documents that are incorporated by reference, and our financial statements and related notes incorporated by reference in this prospectus supplement and accompanying prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and accompanying prospectus.

Overview

Phunware, Inc. is a pioneer of Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. We help brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the digital transformation of their customers’ journeys and brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications, media and data in one login through one procurement relationship.

Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. We have successfully expanded our addressable market reach into various important and fast-growing markets: mobile cloud software, media and data. Since our founding in 2009, our goal has been to use our software platform within the application portfolios of the world’s largest companies and brands to create a massive database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs every month through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our data subscription services and application transaction revenue product lines by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.

We offer our platforms as Software-as-a-Service (“SaaS”) Data-as-a-Service (“DaaS”) and application transactions media. Our business model includes recurring subscriptions, reoccurring transactions and services, often as one-year to five-year software or data licenses, or transaction-based media insertion orders.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and "Incorporation of Certain Information by Reference."

Corporate Information

The mailing address and telephone number of the Company is:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

The Offering

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $15 million.

Common Stock to be outstanding immediately after this offering (1)
Up to 54,592,216 shares, assuming sales of 11,029,412 shares of our Common Stock in this offering at an offering price of $1.36 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 14, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering
Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or in negotiated transactions. Ascendiant is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See "Plan of Distribution" on page S-12.

Use of proceeds
The holder of certain of our Convertible Notes (hereinafter defined), may require us to use forty percent (40%) of the gross proceeds, if any (less any reasonable placement agent, underwriter and/or legal fees and expenses), to satisfy obligations to redeem the Convertible Notes, pursuant to which we owe approximately $4.8 million as of August 14, 2020 in principle, accrued and unpaid interest and make-whole amount. We currently expect to use the remaining net proceeds from this offering for working capital and general corporate purposes. See "Use of Proceeds" on page S-9.

Nasdaq Capital Market ticker symbol	PHUN

Risk Factors
An investment in our company involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of common stock to be outstanding after this offering is based on 43,562,804 shares of our Common Stock outstanding as of June 30, 2020, which excludes as of such date:

•1,252,681 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our equity incentive plans with a weighted average exercise price of $0.80 per share;
•2,646,242 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted;
•221,388 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan;
•272,942 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
•3,836,112 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $11.25 per share.

SUPPLEMENTAL RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II of our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risk factors may be included in a future prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to This Offering

Future sales or issuances of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock, including sales pursuant to the Sales Agreement, or the availability of our Common Stock for future sale, will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders, including purchasers of Common Stock in this offering. In addition, future sales or issuances of substantial amounts of our Common Stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The Common Stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Stock in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of Common Stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Ascendiant as our sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by Ascendiant after delivering a sales notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with Ascendiant. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an assumed offering price of $1.36 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 14, 2020, if you purchase shares of Common Stock in this offering, you will suffer immediate and substantial dilution of approximately $1.56 per share in the net tangible book value of the Common Stock. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of Common Stock or securities convertible or exchangeable for our Common Stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our Common Stock offered in this offering.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

•actual or anticipated variations in our operating results;
•changes in our cash flows from operations or earnings;
•additions or departures of key management personnel;
•actions by significant stockholders;
•speculation in the press or investment community;
•the passage of legislation or other regulatory developments that adversely affect us or our industry;
•the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus; and
•general market and economic conditions, including by not limited to the ongoing 2019 coronavirus (“COVID-19”) pandemic.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the Common Stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

The holder of our outstanding Series A Senior Convertible Note (the “Series A Note”) and Series B Senior Convertible Note (the “Series B Note,” and together with the Series A Note, the “Convertible Notes”), may require us to use forty percent (40%) of the gross proceeds from the offering of the Common Stock pursuant to this prospectus supplement, if any (less any reasonable placement agent, underwriter and/or legal fees and expenses), to satisfy obligations to redeem the Convertible Notes, pursuant to which we owe approximately $4.8 million as of August 14, 2020 in principle, accrued and unpaid interest and make-whole amount.

Pending the redemption (and repayment) of the Convertible Notes, we presently intend to use the net proceeds from any sales of Common Stock pursuant to this prospectus supplement for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions, funding of our ongoing research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

If you invest in our Common Stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Common Stock in this offering and the adjusted net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The historical net tangible book value of our Common Stock as of June 30, 2020 was approximately $(25,442,000), or $(0.58) per share, based on 43,562,804 shares of Common Stock outstanding at June 30, 2020.

After giving effect to our sale in this offering of shares of our Common Stock in the aggregate amount of $15,000,000 at an assumed public offering price of $1.36 per share (the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 14, 2020), and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $(10,992,000), or $(0.20) per share of Common Stock. While this would not result in an increase in net tangible book value per share to existing stockholders, it would result in an immediate dilution of $1.56 per share to new investors purchasing shares of Common Stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.36
Historical net tangible book value per share as of June 30, 2020	$(0.58)
Increase in net tangible book value per share attributable to this offering	$0.38

As adjusted net tangible book value per share after this offering		$(0.20)

Dilution per share to new investors		$1.56

The table above assumes for illustrative purposes that an aggregate of 11,029,412 shares of our Common Stock are sold at a price of $1.36 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on August 14, 2020, for aggregate gross proceeds of approximately $15,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $1.36 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $15,000,000 is sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $2.58 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $1.36 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of approximately $15,000,000 is sold at that price, would not decrease the dilution in net tangible book value per share to new investors in this offering to $0.49 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 43,562,804 shares of our Common Stock outstanding as of June 30, 2020, which excludes as of such date:

•1,252,681 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our equity incentive plans with a weighted average exercise price of $0.80 per share;
•2,646,242 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted;
•221,388 additional shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan;
•272,942 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and

•3,836,112 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $11.25 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an At-The-Market Issuance Sales Agreement with Ascendiant under which we may issue and sell over a period of time, and from time to time, shares of our Common Stock having an aggregate offering price of up to $15,000,000 through Ascendiant. This prospectus supplement relates to our ability to issue and sell over a period of time, and from time to time, our Common Stock through Ascendiant pursuant to the Sales Agreement. Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on NASDAQ, or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with Ascendiant. In the event that any sales are made pursuant to the Sales Agreement which are not made directly on NASDAQ or on any other existing trading market for our Common Stock at market prices at the time of sale, including, without limitation, any sales to Ascendiant acting as principal or sales in negotiated transactions, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B under the Securities Act, as applicable, within the time required by Rule 424 under the Securities Act. To the extent required by Regulation M, as our sales agent, Ascendiant, will not engage in any transactions that stabilize our common stock while the offering is ongoing under this prospectus supplement.

Upon written instructions from us, Ascendiant will offer the shares of our Common Stock, subject to the terms and conditions of the Sales Agreement, on a daily basis or as otherwise agreed upon by us and Ascendiant. We will designate the maximum amount of shares of our Common Stock to be sold through Ascendiant on a daily basis or otherwise determine such maximum amount together with Ascendiant, subject to certain limitations set forth by the SEC. Subject to the terms and conditions of the Sales Agreement, Ascendiant will use commercially reasonable efforts to sell on our behalf all of the shares of our Common Stock so designated or determined. We may instruct Ascendiant not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Ascendiant may suspend the offering of shares of our Common Stock being made under the Sales Agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our Common Stock that may be offered hereby, we will pay Ascendiant an aggregate fee of 3.0% of the gross sales price per share for any shares sold through it acting as our sales agent. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse Ascendiant for certain of its expenses in an amount not to exceed $30,000, and, thereafter, reasonable fees and expenses of Ascendiant’s legal counsel incurred in conjunction of performing legal services related to the Sales Agreement for the Company.

Ascendiant will provide written confirmation to us no later than the opening of the trading day immediatly following the day in which shares of Common Stock are sold by it on our behalf under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to them and the proceeds to us net of such compensation.

Settlement for sales of our Common Stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to Ascendiant. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to NASDAQ copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of NASDAQ. Unless otherwise required, we will report at least quarterly the number of shares of Common Stock sold through the sales agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales of Common Stock.

In connection with the sale of Common Stock on our behalf, Ascendiant will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to them will be deemed to be underwriting commissions or discounts. We have agreed, under the Sales Agreement, to provide indemnification and contribution to Ascendiant against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, Ascendiant and/or its affiliates may perform investment banking, broker-dealer, financial advisory or other services for us for which they may receive separate fees.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the Ascendiant under the at-the-market sales agreement, will be approximately $100,000.

The offering of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock with an aggregate offering price of $15,000,000 subject to the Sales Agreement, (2) August 14, 2021, and (3) the termination of the Sales Agreement, pursuant to its terms, by either Ascendiant or us.

LEGAL MATTERS

The validity of shares of our Common Stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Certain legal matters will be passed upon for Ascendiant by Michael Best & Friedrich LLP, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference in this prospectus supplement and accompanying prospectus, have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235896

PROSPECTUS

$15,000,000

Common Stock
Warrants

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”) or warrants to purchase such shares of Common Stock (the “Warrants”) of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $15,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On January 9, 2020, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $1.18 per share. As of the date of this prospectus, the aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is approximately $40,915,780, which is calculated based on 34,674,390 shares of Common Stock outstanding held by non-affiliates and a price of $1.18 per share, the closing price of our Common Stock on January 9, 2020, as reported on The Nasdaq Capital Market. During the prior 12 calendar month period that ends on and includes the date hereof, we have not offered or sold any of our Common Stock or other securities pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 to Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

We are an "emerging growth company," as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $15,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporated of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements we file with the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 20, 2019, as amended by the Form 10-K/A filed with the SEC on April 30, 2019;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 15, 2019, August 13, 2019 and November 14, 2019, respectively;
●	Our Current Reports on Form 8-K as filed with the SEC on January 2, 2019, January 11, 2019, January 15, 2019, March 8, 2019, March 21, 2019, April 12, 2019, April 15, 2019 (on Form 8-K/A), May 20, 2019, June 5, 2019, August 14, 2019, August 20, 2019, October 4, 2019, November 15, 2019, November 21, 2019, December 11, 2019, January 2, 2020 and January 10, 2020;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 18, 2019; and
●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
(512) 394-6837

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for the company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of Phunware, Inc. Common Stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in the Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents of the predecessor entity and of us on file with the SEC or in the joint proxy statement/prospectus filed with the SEC by us dated as of November 13, 2018. There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

Overview

Phunware, Inc. is a pioneer of Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to comScore’s 2017 Mobile App Report, consumers spend 66% of their total digital time with mobile devices (smartphones and tablets), and 87% of their mobile time in mobile apps (vs. on mobile web). (Source: comScore 2017 Mobile App Report). Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. We help brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the digital transformation of their customers’ journeys and brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications, media and data in one login through one procurement relationship.

Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. We have successfully expanded our addressable market reach into various important and fast-growing markets: mobile cloud software, media and data. Since our founding in 2009, our goal has been to use our software platform within the application portfolios of the world’s largest companies and brands to create a massive database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs every month through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our data subscription services and application transaction revenue product lines by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.

We offer our platforms as Software-as-a-Service (“SaaS”) Data-as-a-Service (“DaaS”) and application transactions media. Our business model includes recurring subscriptions, reoccurring transactions and services, often as one-year to five-year software or data licenses, or transaction-based media insertion orders. We prioritize our sales and marketing efforts first on recurring SaaS and DaaS subscriptions, second on reoccurring transactions and third on services. In years in which transactional engagements are not expected to be attractive for gross margins, they are either avoided or pursued opportunistically only. Our target customers are enterprise companies with large digital, mobile, marketing and information technology budgets and spending that are enacting digital transformation in their businesses. These include companies from all vertical markets, including, for example, the CW in Media & Entertainment, Cedars Sinai in Healthcare, Kohl’s in Retail, Wynn Resorts in Hospitality, Ft. Lauderdale Airport in Aviation, Brickell City Center in Real Estate and the City of Las Vegas in Government.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and "Incorporation of Certain Information by Reference."

Corporate Information

The mailing address and telephone number of the Company is:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

General

The following is a summary of the rights of our securities and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of January 6, 2020, there were 39,820,085 shares of our Common Stock outstanding and by 267 holders of record. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associated, corporations or entities in security position listings maintained by depositories.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our amended and restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer, our president or our secretary. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the Warrants;
•the initial offering price;
•the aggregate number of warrants and the aggregate number of shares of Common Stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
•anti-dilution provisions of the Warrants, if any;
•redemption or call provisions, if any, applicable to the Warrants;
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
•the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock that can be purchased upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

The Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and its subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt  to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or
•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.
•In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or
•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;

•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account.

The securities may be sold from time to time by us in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.

Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. at December 31, 2018 and 2017, incorporated by reference in this Prospectus and Registration Statement have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about Phunware’s ability to continue as a going concern for each of the two years in the period ended December 31, 2018), and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

PROSPECTUS SUPPLEMENT

Up to $15,000,000 of Common Stock

August 17, 2020

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